EXHIBIT 10.35
TANDY BRANDS ACCESSORIES, INC.
FISCAL 2012 COMPENSATION SUMMARIES

Pursuant to authority granted by the Company's Board of Directors, on June 24, 2011, the Compensation Committee of the Company’s Board of Directors approved the following base salaries for certain of the Company’s executive officers for fiscal 2012.

FISCAL 2012 EXECUTIVE OFFICER COMPENSATION
Executive Officer	Base Salary
N. Roderick McGeachy, III Chairman of the Board,* President and Chief Executive Officer	$352,000*
Robert J. McCarten Senior Vice President – Sales	$237,400**
Chuck Talley Chief Accounting Officer and Corporate Vice President	$175,000

*  As previously reported, on February 8, 2011, Mr. McGeachy requested, and the Company’s Board of Directors approved, a 10% reduction in his then current base salary through the end of fiscal 2011, at which time his fiscal 2011 base salary was to be reinstated.  Accordingly, Mr. McGeachy’s fiscal 2012 base salary reflects an increase to his fiscal 2011 base salary as reinstated.  Mr. McGeachy does not receive compensation for serving as a director or Chairman of the Board.
**  Includes an increase of $5,400 attributable to Mr. McCarten’s fiscal 2011 automobile allowance (on an annualized basis), which, effective July 1, 2011, was discontinued.

The Board also approved the following compensation for non-employee directors for fiscal 2012.

FISCAL 2012 NON-EMPLOYEE DIRECTOR COMPENSATION

Annual Retainer:	Shares of Restricted Stock:***

Board Member - $25,000	Continuing Board Member – 3,000 shares

Additional Annual Retainers:	New Board Member – 4,060 shares

Lead Independent Director - $10,000	Non-Employee Chairman of the Board – 4,200 shares

Audit Committee Chair – $7,500	One-Time Grant – 2,682 shares to each non-employee director

Compensation Committee Chair - $7,500

***  Awards pursuant to the Company's 2002 Omnibus Plan.  Restricted stock awards, when combined with the one-time grant, to be issued one-third effective July 1, 2011 and the remainder following the Company’s 2011 annual meeting of stockholders,